As filed with the Securities and Exchange Commission on August 13, 2020

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Iterum Therapeutics plc
(Exact Name of Registrant as Specified in Its Charter)

Ireland	98-1283148
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Block 2 Floor 3, Harcourt Centre,
Harcourt Street,
Dublin 2,
Ireland
(Address of Principal Executive Offices)

Not applicable

(Zip Code)

Iterum Therapeutics plc Amended and Restated 2018 Equity Incentive Plan
(Full Title of the Plan)

Corey Fishman
President and Chief Executive Officer
200 South Wacker Dr., Suite 650
Chicago, IL 60606
(Name and Address of Agent For Service)

(312) 778-6070
(Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Brian A. Johnson, Esq.
Wilmer Cutler Pickering Hale and Dorr LLP
7 World Trade Center
250 Greenwich Street
New York, New York 10007
Telephone: (212) 230-8800
Fax: (212) 230-8888

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Ordinary Shares, par value $0.01 per share	2,250,000 (2)	$0.99 (3)	$2,227,500.00 (3)	$289.13
(1)

Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional ordinary shares of the Registrant (“Ordinary Shares”) that become issuable under the Registrant’s Amended and Restated 2018 Equity Incentive Plan by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of the Registrant’s outstanding Ordinary Shares.

(2)	Represents additional Ordinary Shares reserved for future issuance under the Registrant’s Amended and Restated 2018 Equity Incentive Plan as a result of the amendment and restatement of such Plan.
(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act. The price per share and aggregate offering price are calculated on the basis of $0.99, the average of the high and low sale prices of the Ordinary Shares as reported on the Nasdaq Global Market on August 11, 2020, in accordance with Rule 457(c) under the Securities Act.

EXPLANATORY NOTE

This Registration Statement on Form S-8, relating to the Amended and Restated 2018 Equity Incentive Plan of Iterum Therapeutics plc (the “Registrant”), is being filed for the purpose of registering additional securities of the same class as other securities for which a Registration Statement on Form S-8 has previously been filed and is effective.  Accordingly, this Registration Statement hereby incorporates by reference the contents of the following Registration Statements on Form S-8 previously filed with the Securities and Exchange Commission (the “Commission”) by the Registrant, except in each case for Item 8. Exhibits, with respect to which the Exhibit Index included in Part II of this Registration Statement is incorporated herein by reference:

•

Registration Statement on Form S-8, File No. 333-225236, filed with the Commission on May 25, 2018 by the Registrant, relating to the Registrant’s 2015 Equity Incentive Plan and 2018 Equity Incentive Plan.

•	Registration Statement on Form S-8, File No. 333-230496, filed with the Commission on March 25, 2019 by the Registrant, relating to the Registrant’s 2018 Equity Incentive Plan.
•	Registration Statement on Form S-8, File No. 333-237198, filed with the Commission on March 16, 2020 by the Registrant, relating to the Registrant’s 2018 Equity Incentive Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8. EXHIBITS

Exhibit Number	Description
4.1(1)	Amended and Restated Constitution of the Registrant
5.1	Opinion of A&L Goodbody
23.1	Consent of A&L Goodbody (included in Exhibit 5.1)
23.2	Consent of KPMG, Independent Registered Public Accounting Firm
24.1	Power of attorney (included on the signature pages of this registration statement)
99.1(2)	Amended and Restated 2018 Equity Incentive Plan

____________

(1)	Previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-38503), filed with the Commission on June 15, 2020, and incorporated by reference herein.
(2)	Previously filed as Exhibit 99.1 to the Registrant’s Current Report on Form 8-K (File No. 001-38503), filed with the Commission on June 15, 2020, and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on this 13th day of August, 2020.

ITERUM THERAPEUTICS PLC

By:/s/ Corey Fishman

Corey N. Fishman

President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Iterum Therapeutics plc, hereby severally constitute and appoint Corey N. Fishman and Judith M. Matthews, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Iterum Therapeutics plc to comply with the provisions of the Securities Act of 1933,  and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Corey N. Fishman Corey N. Fishman	President, Chief Executive Officer and Director (Principal Executive Officer)	August 13, 2020
/s/ Judith M. Matthews Judith M. Matthews	Chief Financial Officer (Principal Financial and Accounting Officer)	August 13, 2020
/s/ Brenton K. Ahrens Brenton K. Ahrens	Interim Chairman of the Board of Directors	August 13, 2020
/s/ Mark Chin Mark Chin	Director	August 13, 2020
/s/ Patrick J. Heron Patrick J. Heron	Director	August 13, 2020

/s/ Ronald M. Hunt Ronald M. Hunt	Director	August 13, 2020
/s/ David G. Kelly David G. Kelly	Director	August 13, 2020
/s/ Shahzad Malik Shahzad Malik, M.D.	Director	August 13, 2020